UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant☒

Filed by a Party other than the Registrant☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

ASSOCIATED BANC-CORP
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

433 Main Street

Green Bay, Wisconsin 54301

ASSOCIATED BANC-CORP

Supplement No. 1 to

Proxy Statement dated March 13, 2020

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS OF ASSOCIATED BANC-CORP TO BE HELD ON APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Associated Banc-Corp (the “Company”) dated March 13, 2020, furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020 at 11:00 a.m. (CDT).

Except for the change of location of the Annual Meeting and the related information set forth herein, this Supplement does not revise or update any other information set forth in the Proxy Statement, and should be read in conjunction with the Proxy Statement.  From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

______________________

The date of this Proxy Statement Supplement is March 19, 2020.

ASSOCIATED BANC-CORP

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 28,2020

On March 19, 2020, Associated Banc-Corp (“Associated“ or the “Company”) announced that due to the coronavirus pandemic, its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 11:00 a.m., (CT) on April 28, 2020, will be webcast only. No in-person meeting will occur. The Economic/Investment update scheduled for immediately before the Annual Meeting has been canceled.

Shareholders can access the live webcast of the meeting through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Shareholders may also dial into the webcast at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp 2020 Annual Meeting of Shareholders.

Shareholders accessing the webcast who want to vote their shares will be provided that opportunity and will be given instructions during the webcast on the procedure to vote their shares, and those instructions will also be available on the Company’s website. Shareholders who wish to ask questions during the question and answer portion of the meeting should dial into the webcast.

EVERY VOTE IS IMPORTANT.  To assure a quorum is present at the Annual Meeting, please vote your shares as promptly as possible by Internet at www.proxyvote.com or by telephone at 1-800-690-6903, or by signing, dating, and returning the proxy card previously provided, in each case as described in further detail in Associated’s Proxy Statement dated March 13, 2020.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $32 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 240 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC.